UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Paramount Gold Nevada Corp.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36908	98-0138393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada		89445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 775 625-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	PZG	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual stockholder meeting on December 12, 2024. Of the 66,058,111 shares outstanding and entitled to vote at the meeting, 37,451,869 shares of common stock or 57% were voted.

At the annual stockholder meeting, the stockholders of the Company were asked to consider and vote on two proposals. The election results for each proposal were as follows:

Proposal #1: Election of Directors

The stockholders elected the following eight individuals to the Company’s Board of Directors for a one-year term expiring at the 2025 Annual General Meeting. The voting results were as follows:

	For	Withheld	Broker Non-Votes	Approval Percentage (1)
Rudi Fronk	20,922,263	2,803,192	13,726,414	88.18%
Glen Van Treek	23,348,072	377,554	13,726,414	98.41%
Rachel Goldman	22,983,121	742,505	13,726,414	96.87%
Christopher Reynolds	23,359,724	365,902	13,726,414	98.46%
Eliseo Gonzalez-Urien	21,915,846	1,809,780	13,726,414	92.37%
John Carden	21,768,235	1,955,542	13,726,414	91.76%
Pierre Pelletier	23,350,777	374,849	13,726,414	98.42%
Samantha Espley	23,366,487	359,139	13,726,414	98.49%

Proposal #2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accountants for the year ended June 30, 2025. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
37,141,115	141,208	169,546	0	99.17%

(1) Percentage of votes cast for the nominee or proposal.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paramount Gold Nevada Corp.

Date:	December 16, 2024	By:	/s/ Carlo Buffone
Carlo Buffone, Chief Financial Officer